March 24, 2010

Golub Capital BDC LLC
150 South Wacker Drive
Suite 800
Chicago, IL 60606

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Golub Capital BDC LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-163279) as originally filed on November 20, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on February 5, 2010, March 17, 2010 and March 24, 2010 (the “Registration Statement”), relating to the proposed issuance by the Company of up to an aggregate of $172,500,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be sold to underwriters pursuant to an underwriting agreement substantially in the form to be filed as Exhibit (h) to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Underwriting Agreement;

(iii)	the form of certificate evidencing the Shares, filed as Exhibit (d) to the Registration Statement;

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March 24, 2010 Page 2

(iv)	the form of Certificate of Incorporation of the Company, filed as Exhibit (a)(2) to the Registration Statement;

(v)	the form of Bylaws of the Company, filed as Exhibit (b)(2) to the Registration Statement;

(vii)
the form of Plan of Conversion effecting the Company’s conversion from a Delaware limited liability company to a Delaware corporation, such conversion to be effected one day prior to the effectiveness of the Registration Statement (the “BDC Conversion”);

(vii)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware dated March 24, 2010; and

(viii)	resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of  natural persons, (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company), (iii) the BDC Conversion will have been completed in accordance with the form of Plan of Conversion, (iv) the Plan of Conversion, including the Certificate of Incorporation, will have been filed with the Secretary of State of the State of Delaware, (v) the Certificate of Incorporation and the Bylaws will have become effective substantially in the form of the documents filed as exhibits to the Registration Statement and (vi) the Registration Statement will have been declared effective by the Commission.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto and (ii) the Shares are (a) issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the par value per share of the Common Stock as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement and (b) countersigned by the transfer agent, the Shares will be validly issued, fully paid and nonassessable.

March 24, 2010 Page 3

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware.  We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP